                                                                   EXHIBIT 21.1
                                                                   Page 1 of 2


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                  SCHEDULE OF SUBSIDIARIES OF BRADY CORPORATION

                                                                 Percentage
                                                                 of Voting
                                            State (Country)      Securities
Name of Company                             of Incorporation     Owned
---------------                             ----------------     ----------

Brady Corporation                           Wisconsin            Parent

Brady Financial                             Delaware              100%
Braton Holding Co.                          Delaware              100%
Tricor Direct Inc.-                         Delaware              100%
     Doing Business As:
         Seton
         Seton Name Plate Company
         D&G Sign and Label Co.
         Seton Identification Products
         The Hirol Company
Worldmark of Wisconsin Inc.                 Delaware              100%
Brady Investment Co.                        Nevada                100%
Brady International Sales, Inc.             U.S. Virgin Islands   100%
Brady International Co.                     Wisconsin             100%
Brady Worldwide, Inc.                       Wisconsin             100%
      Also Doing Business As:
         Varitronic Systems
         Teklynx International
         Barcodes West
Imtec, Inc.                                 New Hampshire         100%
Data Recognition, Inc.                      Texas                 100%
Brady Australia Pty. Ltd.                   Australia             100%
     Also Doing Business As:
         Visi Sign Pty.
Seton Australia Pty. Ltd.                   Australia             100%
W.H. Brady, N.V.                            Belgium               100%
W.H.B. do Brasil Ltda.                      Brazil                100%
B.I. Canada Incorporated                    Canada                100%
W.H.B. Identification Solutions, Inc.-      Canada                100%
    Doing Business As:
         Brady
         GrafTek
         Revere-Seton
         Seton
1167232 Ontario, Inc.                       Canada                100%
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


                                                                  EXHIBIT 21.1
                                                                   Page 2 of 2
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            SCHEDULE OF SUBSIDIARIES OF BRADY CORPORATION (Continued)


                                                                   Percentage
                                                                   of Voting
                                              State (Country)      Securities
Name of Company                              of Incorporation      Owned
---------------                              ----------------      ------------

Brady (Wuxi) Co. Ltd.                                 China            100%
B.I. Financial Limited                                England          100%
B.I. U.K. Limited                                     England          100%
W.H. Brady Co. Ltd.                                   England          100%
Seton Limited                                         England          100%
Brady LettraSoft S.A                                  France           100%
Braton Europe Eurl                                    France           100%
Braton Groupe S.A.R.L. -                              France           100%
    Doing Business As:
         Brady
         Techniques Avancees
         Holman
         Periprint
Tricor Group, S.A. -                                  France           100%
    Doing Business As:
         Seton
         Signals
W.H. Brady GmbH                                       Germany          100%
Seton GmbH                                            Germany          100%
Soft GmbH                                             Germany          100%
Seton Italia, SRL                                     Italy            100%
Nippon Brady K.K                                      Japan            100%
Brady Korea Co., Ltd.                                 Korea            100%
W. H. Brady S. de R.L. de C.V                         Mexico           100%
Brady Corporation S.E.A. Pte. Ltd.                    Singapore        100%
Brady Corporation Asia Pte. Ltd. .                    Singapore        100%
SOFT Iberica S.L                                      Spain            100%
Brady AB                                              Sweden           100%
Seton Scandinavia AB                                  Sweden           100%

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